TERM LIFE INSURANCE PREMIUM AND TAX BONUS AGREEMENT
               ---------------------------------------------------

         THIS AGREEMENT is made as of the 23 day of September, 1998, by and between Comcast Corporation, a Pennsylvania corporation (the "Company") and Brian L. Roberts ("Roberts"), the President of the Company.

                                    RECITALS
                                    --------

         WHEREAS, Roberts has rendered loyal and valuable service to the Company since January 1, 1984; and

         WHEREAS, the Company's Board of Directors (the "Board") recognize that Roberts' contribution to the growth and success of the Company has continued to be substantial throughout his service with the Company and that without his continued leadership and vision the Company would not have achieved and maintained its current preeminent status in the cable television and cellular communications industries nor would the Company have achieved its performance levels or successfully consummated the many strategic transactions that have closed during the past several years, including the recent capital investment into the Company by Microsoft Corp.;

         WHEREAS, in recognition of the foregoing, the Company, in addition to other forms of compensation afforded Roberts, wishes to provide funding for additional life insurance protection of (i) $150,000,000 under policies of life insurance insuring the life of Roberts, which are described on the attached Schedule A and which were issued by the insurance companies identified in Schedule A and (ii) $20,000,000 under policies of life insurance insuring the life of Roberts, which are described on the attached Schedule B and which were issued by the insurance companies identified in Schedule B (the policies described in Schedule A and Schedule B are hereinafter individually referred to as a "Policy" and collectively as the "Policies" and the insurance companies identified in Schedule A and Schedule B are hereinafter individually referred to as the "Insurer" and collectively as the "Insurers"):

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties, hereto intending to be legally bound hereby, agree as follows

         1. Life Insurance Premiums. No later than thirty business days before the due date of each annual premium under each Policy, the Company or the "Trust" (as defined herein) shall pay to Roberts (the full amount of the animal premiums under the Policies (the Premium Payments)

         2. Bonus. (a) In addition to the Premium Payments, the Company or the Trust shall pay to Roberts, thirty days prior to the time the Premium Payments arc made under Section 1 hereof, the following supplemental amounts (none of which shall be considered advances) (the "Bonus"): An income tax gross-up amount equal to (i) the product of the Premium Payments paid under Section 1 hereof times the highest marginal income tax rate, (ii) divided by one minus the highest marginal income tax rate. For purposes of this
Section 2, the term "highest marginal income tax rate" shall mean the sum of the highest marginal combined local, state and federal personal income tax rates (including any state unemployment compensation tax rate, any surtax rate as well as the Medicare hospital insurance tax rate imposed on employees under the Federal Insurance Contributions Act), as in effect for the calendar year as to which the Bonus relates, provided that in determining such tax rate the highest marginal state and local income tax rates shall be reduced by such number of percentage points as will give effect to the tax benefit obtained by Roberts in connection with his deduction of state and local income taxes for federal income tax proposes.

              (b) All Bonuses to be paid under this Agreement are subject to applicable tax withholding requirements.

         3. Funding of Trust.

              (a) Prior to the occurrence of a "Change of Control" (as hereinafter defined), the Company shall establish a grantor trust (the "Trust"), the terms of which shall be consistent with the requirements applicable under the Code in order to avoid the constructive receipt of the assets held in the Trust by Roberts or his family. The trust document for the Trust shall be in a form that is satisfactory to both the Company and Roberts, and may, but need not, be in substantially the same form, as the model trust agreement published by the Internet Revenue Service in Revenue Procedure 92-64. The trustee of the Trust shall be such person or institution acceptable both to the Company and Roberts. The Company shall contribute such amounts in cash or such assets as it deems appropriate for the purpose of funding Promotion Payments and the Bonus payable under the terms of this Agreement. Upon the occurrence of a Change of Control, the Trust, if not already irrevocable, shall become irrevocable. The Company shall be required immediately prior to a Change of Control (or in the event that the Company does not receive notice of a proposed Change of Control prior to such event, immediately upon a Change of Control to contribute (the "Change of Control Payment") to the Trust an amount equal to the "Present Value" (as hereinafter defined) of:

              (i) The remaining Premium Payments that the Company is obligated to pay until the death of Roberts under Section I hereof; and

              (ii) The remaining Bonuses that the Company is obligated to pay to Roberts pursuant to the provisions of Section 2 hereof,

              (b) For purposes of this Agreement: (i) a "Charge of Control" shall be deemed to have occurred on the date that Roberts and members of his immediate family (or trusts for their benefit) first cease to beneficially own at least 50% of the voting power of the Company; and (ii) "Present Value" shall mean that sum of the remaining Premium Payments and Bonus amounts that the Company is obligated to pay for the remainder of the respective premium periods under the policies discounted from the respective dates on which those payments will become due to the date of fee Change of Control Payment, at the then current yields of U.S.

Treasury Bonds maturing on the respective dates on which the Premium Payments and Bonuses will become due.

         4. Payment In All Events. The Company shall satisfy during the terms of the Policies and continue to satisfy thereafter its obligations under this Agreement for all benefits granted to Roberts until the death of Roberts.

         5. Policy Proceeds. Upon the death of Roberts, the Policies shall be paid directly to the beneficiary or beneficiaries designated by Roberts (or the owner of the Policies, if assigned by, Roberts) in the manner and in the amount or amounts provided in the beneficiary designation provision of the applicable Policy. The Company shall have no claim with respect to the proceeds of the Policies, whether on account of the Premium Payments, the Bonuses or otherwise.

         6. Termination. Roberts may terminate this Agreement by written notice to the Company. Such termination shall be effective as of the date of such notice. The Company may not terminate this Agreement.

         7. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties to this Agreement, or their respective successors or assigns, and may not otherwise be terminated except as provided herein.

         8. Succession. This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns, and Roberts and his successors, assigns, heirs, executors, administrators and beneficiaries.

         9. Notices. Any notice, consent or demand required or permitted to be given under the previsions of this Agreement shall be in writing, and shall be signed by the party making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by certified mail, postage prepaid, or delivered by a nationally recognized overnight courier service addressed to such party's last known address as shown on the records of the Company. The date of such mailing or delivery to such service shall be deemed date of notice, consent or demand.

         10. Captions. The captions of the Sections herein are inserted as a matter of convenience of reference only and in no way define, limit or describe the scope of this Agreement or any provisions hereof.

         11. Governing Law. The Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania and shall be enforced in the Commonwealth of Pennsylvania,

         12. Representations. The Company has the corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all necessary corporate action required to have been taken under applicable law and the Company's organizational documents. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. Neither the execution nor performance of this Agreement by the Company will conflict with or result in to breach of the provisions of the Company's Articles of Incorporation or Bylaws or any agreement to which the Company is a party, or violate or require any consent under any law, regulation, order or decree.

         IN WITNESS WHEREOF, the parties have cause this Agreement to be duty executed as of the date first above written.

Attest:                                                COMCAST CORPORATION

By: _____________________                     By: /s/ Stanley Wang
                                                  ---------------------------
                                                      Stanley Wang

    Title: _____________________                 Title: Senior Vice President
                                                        ---------------------

                                                  /s/ Brian L. Roberts
                                                  ---------------------------
                                                      Brian L. Roberts

                                   SCHEDULE A
                                   -----------

Summary of Term Life Insurance Reserved for Brian Roberts


20 Year Level Term

       Insurance                       Policy             Policy              Death                 Annual
       Carrier                         Number              Date               Benefit               Premium
       -------                         ------              ----               -------               -------

CNA (Valley Forge)                   VINY010673         10/07/98              18,750,000           17,516,40
                                     VINY011691         10/07/98              18,750,000           17,516.40
                                     VINY011693         10/07/98              18,750,000           17,516.40
                                     VINY011701         10/07/98              18,750,000           17,516.40
                                                                              ----------           ---------
                            Subtotal:                                         75,000,000           70,065.60

Lincoln Benefit                      01TI050038         09/25/98               7,500,000            8,910.00
                                     01TI050059         09/25/98               7,500,000            8,910.00
                                     01T1050060         09/25/98               7,500,000            8,910.00
                                     01T1050061         09/25/98               7,500,000            8,910.00
                                                                              ----------           ---------
                            Subtotal:                                         30,000,000           35,640.00
                                                                              ----------           ---------

Mass Mutual                             6282675         09/25/98               3,000,000            3,847.20
                                        6282682         09/25/98               3,000,000            3,847.20
                                        6282676         09/25/98               3,000,000            3,847.20
                                        6282651         09/25/98               3.000,000            3,847.20
                                                                              ----------           ---------
                            Subtotal:                                         12,000,000           15,388.80

Prudential                             77377372         09/25/98               5,375,000            7,360.00
                                       77377370         09/25/98               5,375,000            7,360.00
                                       B4002956         09/25/98               5,375,000            7,360.00
                                       B4002962         09/25/98               5,375,000            7,360.00
                                                                              ----------           ---------
                            Subtotal:                                         21,500,000           29,440.00

Manulife                               55624191         09/25/98                 375,000              497.50
                                       55624217         09/25/98                 375,000              497.50
                                       55624209         09/25/98                 375,000              497.50
                                       54417969         09/25/98                 375,000              497.50
                                                                              ----------           ---------
                            Subtotal:                                          1,500,000            1,990.00
Travelers
                                        4790587         09/25/98               2,500,000            3,175.00
                                        4790588         09/25/98               2,500,000            3,175.00
                                        4790589         09/25/98               2,500,000            3,175.00
                                        4790591         09/25/98               2,500,000            3,175.00
                                                                              ----------           ---------
                            Subtotal:                                         10,000,000           12,700.00


Grand Total                                                                  150,000,000          165,244.40


                                   SCHEDULE B
                                   ----------

Summary of Term Life Insurance Reserved for Brian Roberts

10 Year Level Term

       Insurance                         Policy           Policy                  Death               Annual
       Carrier                           Number           Date                   Benefit            Premium
       -------                           ------           ----                   -------            -------

Prudential                             B4004939         09/25/98               8,500,000               7,700

CIGNA                                       N/A              N/A              11,500,000              11,575

                 Total:                                                       20,000,000              19,275
